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                                                                    EXHIBIT 16.1


July 16, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by MacroPore, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 14 of Form 10, as part of the Company's Form 10/A report dated July 16, 2001. We agree with the statements concerning our Firm made in Item 14 of such Form 10/A.

Very truly yours,



/s/ PricewaterhouseCoopers LLP